                                                                       Exhibit 2
                                                                       ---------

================================================================================

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                                 INTRUST, INC.
                            a Colorado corporation,

                                M. RICHARD KAY
                           a Principal Shareholder,

                               MICHAEL T. BOYERS
                           a Principal Shareholder,

                               DIANE F. BOYERS,
                           a Principal Shareholder,

                                      AND

                              PIERCE LEAHY CORP.
                            a New York corporation


                                October 4, 1996

================================================================================

                               TABLE OF CONTENTS


ARTICLE I      PURCHASE AND SALE OF ASSETS.................................   1

Section 1.1    Purchase and Sale of Assets.................................   1
Section 1.2    Purchase Price..............................................   3
Section 1.3    Assumption of Certain Liabilities...........................   4
Section 1.4    Date, Time and Place of Closing.............................   5

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF SELLER....................   5

Section 2.1    Status......................................................   5
Section 2.2    Corporate Authority; Effective Agreement....................   5
Section 2.3    Management Agreements.......................................   6
Section 2.4    Liabilities.................................................   6
Section 2.5    Real Estate.................................................   6
Section 2.6    Personal Property...........................................   6
Section 2.7    Trade Names, Trademarks and Service Marks...................   7
Section 2.8    Taxes.......................................................   8
Section 2.9    Legal Matters...............................................   8
Section 2.10   Contracts, Leases, Agreements and Other
               Commitments.................................................   8
Section 2.11   Employees and Employment Contracts..........................   9
Section 2.12   Consents....................................................  10
Section 2.13   No Other Assets.............................................  10
Section 2.14   Financial Statements........................................  10
Section 2.15   Suppliers; Conflicts of Interest............................  10
Section 2.16   No Material Change..........................................  10
Section 2.17   Actions Since Balance Sheet Date............................  11
Section 2.18   Permits and Licenses........................................  11
Section 2.19   Compliance with Laws........................................  11
Section 2.20   Environmental Matters.......................................  12
Section 2.21   Collection of Receivables...................................  12
Section 2.22   Statements and Other Documents Not Misleading...............  13
Section 2.23   Survival of Representations and Warranties..................  13

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF PURCHASER.................  13

Section 3.1    Corporate Status............................................  13
Section 3.2    Corporate Authority.........................................  13
Section 3.3    Survival of Representations and Warranties..................  13
Section 3.4    Statements and Other Documents Not Misleading...............  14

ARTICLE IV     CONDUCT OF BUSINESS PENDING CLOSING.........................  14

Section 4.1    Conduct of Business Pending Closing.........................  14

ARTICLE V      FURTHER COVENANTS AND AGREEMENTS............................  15

Section 5.1    Access to Information.......................................  15
Section 5.2    Non-Competition.............................................  15
Section 5.3    Cooperation.................................................  16
Section 5.4    Bulk Sales Laws.............................................  17
Section 5.5    Employment of Employees.....................................  17
Section 5.6    Employee Benefit Plans......................................  18
Section 5.7    Change of Name..............................................  18
Section 5.8    Repurchase of Uncollected Services Receivables..............  18

ARTICLE VI     CONDITIONS TO OBLIGATIONS OF PURCHASER......................  19

Section 6.1    No Material Adverse Change..................................  19
Section 6.2    Representations and Warranties..............................  19
Section 6.3    Performance of Agreements...................................  19
Section 6.4    Opinion of Counsel..........................................  19
Section 6.5    No Actions, Etc.............................................  19
Section 6.6    Lenders' Approval...........................................  19
Section 6.7    Consents; Lease Estoppels; Subordination and
               Non-Disturbance
               Agreements..................................................  19
Section 6.8    Environmental Audit.........................................  19
Section 6.9    Restriction on Use of Assigned Names........................  20
Section 6.10   Colorado Premises Lease.....................................  20
Section 6.11   Computerized Records Management System......................  20
Section 6.12   Delivery of Schedules.......................................  20
Section 6.13   Due Diligence...............................................  21
Section 6.14   Deliveries..................................................  21

ARTICLE VII    CONDITIONS TO OBLIGATIONS OF SELLER.........................  21

Section 7.1    Representations and Warranties..............................  21
Section 7.2    Performance of Agreements...................................  21
Section 7.3    Opinion of Counsel..........................................  21
Section 7.4    No Actions, Etc.............................................  21
Section 7.5    Deliveries..................................................  21

ARTICLE VIII   CLOSING.....................................................  22

Section 8.1    Seller's Deliveries.........................................  22
Section 8.2    Purchaser's Deliveries......................................  23
Section 8.3    Prorations..................................................  23
Section 8.4    Parties to Bear Own Expenses................................  23

ARTICLE IX     INDEMNIFICATION.............................................  24

Section 9.1    Indemnifications............................................  24

Section 9.2    Right of Offset.............................................  27

ARTICLE X      GENERAL.....................................................  27

Section 10.1   Notices.....................................................  27
Section 10.2   Broker's Commission.........................................  28
Section 10.3   Headings....................................................  29
Section 10.4   Entire Agreement............................................  29
Section 10.5   Severability................................................  29
Section 10.6   Counterpart Execution, Facsimile Signatures.................  29
Section 10.7   Governing Law...............................................  29
Section 10.8   Waiver......................................................  29
Section 10.9   Further Assurances..........................................  29
Section 10.10  Assignability; Binding Effect...............................  29
Section 10.11  Knowledge of Sellers and Principals.........................  29


                                LIST OF EXHIBITS
                                ----------------

Exhibit A                               Form of Holdback Note
Exhibit B                               Form of Assignment

                               LIST OF SCHEDULES
                               -----------------

Schedule 1.1(a)(viii)                   Receivables
Schedule 1.1(b)                         Excluded Assets
Schedule 1.2(b)                         Allocation of Purchase Price
Schedule 2.3                            Management Agreements
Schedule 2.4                            Liabilities
Schedule 2.5                            Real Estate
Schedule 2.6                            Personal Property
Schedule 2.7                            Trade Names, Etc.
Schedule 2.9                            Legal Matters
Schedule 2.10(d)                        Corporation Agreements
Schedule 2.11(a)                        Employees
Schedule 2.11(b)                        Employment Contracts
Schedule 2.11(c)                        Employee Benefits Plan
Schedule 2.12                           Consents
Schedule 2.14                           Financial Statements
Schedule 2.15(a)                        Suppliers
Schedule 2.15(b)                        Conflicts of Interest
Schedule 2.16                           No Material Change
Schedule 2.17                           Action Since Balance Sheet Date
Schedule 2.20                           Environmental Matters

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          THIS ASSET PURCHASE AGREEMENT is entered into on this 4th day of October, 1996, by and between INTRUST, INC., a Colorado corporation with its principal offices at 3940 Holly Street, Denver, Colorado 80207 (the "Seller"),
M. RICHARD KAY an individual residing at 6125 E. 6th Avenue, Denver, Colorado 80220, MICHAEL T. BOYERS, an individual residing at 1725 Sunset Boulevard, Boulder, Colorado 80304, and DIANE F. BOYERS, an individual residing at 1725 Sunset Boulevard, Boulder, Colorado 80304, (collectively, the "Principals"), and PIERCE LEAHY CORP., a New York corporation with its principal offices at 631 Park Avenue, King of Prussia, Pennsylvania 19406 (the "Purchaser").


                              W I T N E S S E T H:
                              --------------------


          Seller is engaged in the business of records storage and management of business type records (the "Business"). Principals own a majority of the outstanding capital stock of Seller. Seller desires to sell and Purchaser desires to purchase substantially all of the assets of Seller comprising the Business upon the terms and conditions hereinafter set forth.


          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

    Section 1.1   Purchase and Sale of Assets.
                  ---------------------------

            (a)   Purchased Assets. Subject to the terms of this Agreement, on
                  ----------------
the Closing Date (as defined below) Seller will sell, assign, convey, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from Seller, all of Seller's right, title and interest in, to and under the assets, business, rights, claims and contracts of Seller relating to and used in the Business of Seller (other than the assets expressly excluded as set forth in Section 1.1(b) (the "Excluded Assets")), including, but not limited to, the following (collectively, the "Assets"):

                   (i) all of Seller's rights to all of the Corporation Agreements (as defined herein);

                   (ii) all of Seller's rights to all service marks, trade names, trademarks, copyrights, patents, trade secrets, processes and methods, whether or not patentable, to the extent owned or used by Seller and relating to the Business;

                   (iii) all books and records maintained by Seller through the Closing Date and pertaining to the Business, including, without limitation, product manuals, operating manuals, and records relating to customer and trade accounts and lists and similar operating data, whether in electronic, computer, paper or other form, other than books and records which Seller is required by law to retain;

                   (iv)   all machinery, equipment, and fixtures;

                   (v)    all truck, forklifts and other vehicles;

                   (vi) all furniture, supplies, inventory items and other personal property;

                   (vii) all federal, state and local permits, authorizations, franchises and licenses, to the extent such permits are transferable;

                   (viii) all of Seller's accounts receivable relating to the
                          Business (the "Receivables"), including Receivables for storage and other services to be performed from and after the Effective Date ("Advance Receivables") and Receivables for storage and other services performed prior to the Effective Date ("Arrears Receivables"), a schedule of which (listing the name, address and customer number of the account, and the amounts attributable to Advance Receivables and Arrears Receivables) shall be delivered within 10 days after Closing and attached hereto as Schedule
                                                               --------
                          1.1(a)(viii); provided however, that the amount of
                          ------------
                          Arrears Receivables purchased by Purchaser hereunder shall be limited as set forth in Section 1.2(a); and

                   (ix) all other assets of Seller related to the Business, except for the Excluded Assets (as hereinafter defined).

             (b)   Excluded Assets.  Notwithstanding anything contained in this
                   ---------------
Agreement to the contrary, Purchaser and Seller acknowledge and agree that Purchaser is not buying and Seller is not selling the following assets (collectively, the "Excluded Assets"): cash; securities; insurance, insurance binders and insurance policies; all rights under or arising from such insurance, insurance binders and insurance policies; and such items as are listed on
Schedule 1.1(b).
---------------

            (c)    Third Party Receivables.  Seller collects certain accounts
                   -----------------------
receivable for Rocky Mountain Records Managers, Rocky Mountain Records Retention Center and RMRM, Inc., entities unaffiliated with Seller, in respect of services performed by these entities which are unrelated to the Business (the "Third Party Receivables"). Purchaser is not purchasing the Third Party Receivables hereunder. Purchaser covenants and agrees to remit to Seller such Third Party Receivables, either within 30 days of its knowing receipt thereof, or within 30 days after it receives notice from Seller that it has mistakenly received payment of such a Third Party Receivable of which Purchaser was unaware. Purchaser shall have no obligation in respect of the collection of the Third Party Receivables.

   Section 1.2     Purchase Price.
                   --------------

           (a)     Purchase Price. The consideration to be paid to Seller for
                   --------------
the Assets at the Closing (the "Purchase Price") shall be Thirteen Million Five Hundred Thousand Dollars ($13,500,000) plus an amount (the "Advance/Arrears Adjustment") equal to (i) the face value of the Arrears Receivables less (ii) any amounts already received by Seller as of the Effective Date which relate to storage or other services to be performed from and after the Effective Date. Notwithstanding the foregoing, the Advance/Arrears Adjustment shall not exceed $1,000,000. In the event that the Advance/Arrears Adjustment would otherwise exceed $1,000,000, Purchaser shall only purchase the Advance Receivables plus such Arrears Receivables, selected by Purchaser, which would cause the Advance/Arrears Adjustment to equal $1,000,000. Purchaser shall pay to Seller the Purchase Price, as follows:

                   (i) Purchaser shall pay to Seller at the Closing (as defined below) $13,000,000 in cash, adjusted for the prorations set forth in Section 8.3, to an account designated by Seller, by wire transfer of funds;

                   (ii) Purchaser shall pay to Seller the Advance/Arrears Adjustment in cash, to an account designated by Seller, by wire transfer of funds, within two business days after receipt of Schedule 1.1(a)(viii) listing
                                                ---------------------
                          the Receivables; and

                   (iii) Purchaser shall deliver to Seller at the Closing a promissory note (the "Holdback Note"), substantially in the form set forth in Exhibit A, in the amount of
                                                   ----------
                          $500,000 payable in full (less any amounts offset pursuant to Section 9.2), along with simple interest calculated at the rate of 5% per annum, on the second anniversary of the Closing.

            (b)    Allocation of Purchase Price. Purchaser and Seller
                   ----------------------------
acknowledge that, under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), Purchaser and Seller must report information regarding the allocation of the Purchase Price to the Internal Revenue Service ("IRS") by attaching IRS Form 8594 ("Form 8594") to their federal income tax returns for the tax period which includes the Closing Date. Purchaser and Seller agree that they each shall file Form 8594 with their applicable tax returns for the taxable year of the transactions contemplated hereby consistent with the allocations set forth on Schedule 1.2(b), which Schedule shall be provided by Purchaser to Seller at
   ---------------
or prior to the Closing and shall be acceptable to Seller, such acceptance not to be unreasonably withheld. Purchaser covenants to use its reasonable best efforts to provide such Schedule to Seller at least three days prior to the Closing.

  Section 1.3   Assumption of Certain Liabilities.
                ---------------------------------

          (a)   Assumed Liabilities.  On the Effective Date, Purchaser shall
                -------------------
assume and agree to undertake to pay, perform and discharge as and when due, and shall indemnify Seller for and hold Seller harmless from and against each of the following obligations, responsibilities, liabilities and debts of Seller (collectively, the "Assumed Liabilities"):

                (i) all obligations, responsibilities and liabilities incurred in connection with the performance by Purchaser of the Corporation Agreements assigned to Purchaser from and after the Effective Date; and

                (ii) all obligations and liabilities arising from Purchaser's use, ownership, possession, sale or operation of the Assets from and after the Effective Date.

          (b)   Purchaser Assumes No Other Debts Or Liabilities of Seller.
                ---------------------------------------------------------
Except for the Assumed Liabilities assumed by Purchaser under Section 1.3(a) above, the purchase by Purchaser of the Assets shall be free and clear of all liens, claims and encumbrances of any kind and nature, and without any assumption by Purchaser of any debts, taxes, obligations or liabilities whatsoever of Seller or any other persons who at any time may have been in possession of the Assets, whether such liabilities are actual or contingent, known or unknown, liquidated or unliquidated, whether tax liabilities, liabilities to creditors, liabilities arising under any profit sharing, pension or other similar employee benefit plans, liabilities to governmental agencies or third parties, liabilities assumed or incurred by Purchaser by operation of law or otherwise (collectively, and together with all liabilities or obligations with respect to the Excluded Assets, the "Unassumed Debts and Liabilities"). Seller agrees promptly to pay and discharge, as and when due, the Unassumed Debts and Liabilities, and will indemnify Purchaser for and hold Purchaser harmless from and against any and all Unassumed Debts and Liabilities; provided however, that Seller may in good faith and with a reasonable basis contest any of such Unassumed Debts and Liabilities, the amount or validity of which it in good faith and with a reasonable basis disputes.

  Section 1.4   Date, Time and Place of Closing.  The transactions provided for
                -------------------------------
by this Agreement shall be consummated (the "Closing") at 10:00 a.m., local time, on or before October 30, 1996, at the offices of Krendl, Horowitz & Krendl, counsel to Seller, at 370 Seventeenth Street, Suite 5350, Denver, Colorado 80202, or at such other place and time as Seller and Purchaser shall mutually agree; provided, however, that at the request of Purchaser, the Closing may be delayed until not later than November 30, 1996. The date and time of Closing is hereinafter sometimes called the "Closing Date." If the Closing occurs on October 30, 1996, the Closing shall be deemed effective on October 31, 1996 (the "Effective Date"), otherwise the Effective Date shall be the Closing Date.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

    Seller and Principals hereby jointly and severally represent and warrant to Purchaser that:

    Section 2.1     Status.  Seller is a corporation duly organized, validly
                    ------
existing and in good standing under the laws of Colorado and has full power and authority to own its properties and to carry on the business as presently conducted by it. Seller is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires.

    Section 2.2     Corporate Authority; Effective Agreement.  The board of
                    ----------------------------------------
directors and shareholders of Seller have duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other action by Seller or any of its shareholders is required in connection with the foregoing. This Agreement is a legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions provided for herein do not and will not: (a) except to the extent that consents are required as set forth on

Schedule 2.12, conflict with, violate or result in the breach of any of terms or
-------------
conditions of, or constitute a default under (i) any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which Seller is a party or by which Seller or any of the Assets or its properties is bound or affected, or (ii) any law, regulation, ordinance or decree to which Seller or any of the Assets or its properties are subject, or (b) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise materially adversely effect, the Seller or the Assets.

    Section 2.3     Management Agreements.  Schedule 2.3 which shall be
                    ---------------------   ------------
delivered at Closing, is a list as of October 30, 1996 of all customers whose files and records are stored, held and maintained by Seller in cartons and containers (including materials stored in vaults) and otherwise pursuant to agreements (collectively, the "Management Agreements"). The rights and benefits of Seller under and pursuant to the Management Agreements are presently the property of Seller and will be the property of Seller at the Closing, except for items or files returned to customers in the ordinary course of business between October 30, 1996 and the Closing Date. As of the Closing Date, no Management Agreement will be pledged as collateral or subject to any security agreement, lease, conditional sales contract or other title retention or security arrangement. Also included with Schedule 2.3 is a true, correct and accurate
                                 ------------
copy of all forms of Management Agreement used by Seller.

    Section 2.4     Liabilities.  Seller has no liabilities (including, but not
                    -----------
limited to, accounts payable) except as and to the extent reflected in (a) the Financial Statements (as defined below) or (b) as set forth on Schedule 2.4
                                                               ------------
attached hereto.

    Section 2.5     Real Estate.  Seller has no interest in any real estate
                    -----------
except that Seller leases, as tenant, the premises described on Schedule 2.5
                                                                ------------
attached hereto as leased by Seller and Seller owns the property described on

Schedule 2.5 as owned by Seller (such leased and owned property, collectively
------------
the "Premises"). True, complete and correct copies of the lease agreements pertaining to the leased Premises are attached to Schedule 2.5 (individually a
                                                  ------------
"Lease" and collectively the "Leases"). Seller has paid all amounts due and is not in default under all of the Leases, and there exists no condition or event which, with the passage of time, the giving of notice or both, will constitute a default under or breach of any of the Leases. Seller knows of no pending or proposed eminent domain proceeding or assessment for public improvements with respect to any of the Premises which could adversely affect the use, operation or value of the Business or the Assets. Seller has received no notice from any insurance carrier or landlord for any of the Premises notifying Seller of the need to undertake any repairs, alterations or construction or to take any action with respect to any of the Premises. Except as described on Schedule 2.5, all
                                                             ------------
of the buildings, fixtures and improvements owned or leased by Seller, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities which are part of, or located in, such buildings or improvements are in good operating condition and repair, and do not require any repairs other than normal routine maintenance to maintain them in good operating condition and repair.

    Section 2.6     Personal Property.  Schedule 2.6 attached hereto is a list
                    -----------------   ------------
of all personal property which is being sold, assigned, conveyed, transferred and delivered to Purchaser pursuant to this Agreement ("Personal Property"), including, without limitation, all equipment (telecommunications and computer equipment included), fixtures and furnishings, storage racking, vehicles, and inventory items, such as folding cartons, containers and other storage materials. The Personal Property also includes lists of all customers of the Business (which will not be delivered until the Closing) and the books and records (whether electronically maintained or otherwise) which will provide Purchaser with the ability to generate such lists, as well as all business addresses, post office boxes, telephone, telex and telecopier numbers and marketing and administrative data. Seller has good and marketable title to, and is the absolute owner of, all of the Personal Property, free and clear of all liens and encumbrances, except Seller leases or licenses the Personal Property described as leased or licensed on Schedule 2.6. All of the Personal Property
                                   ------------
material to the operation of the Business is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain such Personal Property in good operating condition and repair. The aggregate replacement value of the Personal Property that is inoperable does not constitute a material portion of the value of the Personal Property. Seller leases or licenses the computerized records management and billing system currently utilized by Seller to manage the Business. Seller will make provision so that Purchaser can utilize such system for a period of up to six months (at Purchaser's discretion) at the same monthly fee currently being paid by Seller.

    Section 2.7     Trade Names, Trademarks and Service Marks.   The corporate
                    -----------------------------------------
name of Seller and the trade names, trademarks, service marks and copyrights listed on Schedule 2.7 are the only names, trademarks, service marks and
          ------------
copyrights which are used by Seller in the operation of the Business. Except with respect to the Assigned Names (as defined below) and the name "Records Storage Services", which Seller exclusively licenses from Records Storage Services, Inc., a corporation owned by M. Richard Kay and Michael T. Boyers, Seller is the sole and exclusive owner of its trade names, trademarks, service marks and copyrights and has the sole and exclusive right to use such trade names, trademarks, service marks and copyrights. Except as set forth on Schedule 2.7 in respect of the Assigned Names, no claim has been
         ------------
asserted against Seller that its corporate name or any of its trade names, trademarks, service marks or copyrights conflict with the trade names, trademarks, service marks, copyrights, corporate names or other proprietary rights of others, and Seller has no knowledge of any basis for any such claim or conflict. Seller does not own any patents, and has no patent applications pending and, to the Seller's knowledge, Seller is not engaged in any activity which infringes upon any patent, patent application, trademark, trade name, service mark, copyright or proprietary right of any other party. Pam McClain and Mark L. Van Dyke, either individually, as partners, or in or through a corporation or other entity (the "Assigned Name Operators") may be, or are, doing business under the trade names "Rocky Mountain Records Managers," "Rocky Mountain Records Managers - Records Retention Center," "RMRM" and "RMRM-RRC" (the "Assigned Names") and have, or have acquired, certain rights in the Assigned Names; however, neither Seller nor any of the Assigned Name Operators, or any of their successors, assigns, licensees or affiliates will, from and after the Closing Date, use the Assigned Names in or in connection with any business that is the same as the Business as conducted by Seller on the Closing Date.

    Section 2.8     Taxes.  Seller has timely filed and will timely file all
                    -----
federal, state and local tax returns required by law to be filed by Seller and has timely paid and will timely pay and make adequate provision for the payment of all taxes (and related interest and penalties) required to be paid in respect of such returns for all taxable periods up to and including the Closing Date, including, but not limited to real estate, sales, use, social security, payroll, unemployment compensation and personal property taxes. Currently, Seller has no waivers or extensions of statutes of limitations relating to filing of tax returns outstanding, and no consents or elections have been filed by Seller with the Internal Revenue Service. All tax returns for which Seller previously had received waivers or extensions of statutes of limitations for filing have previously been filed. Seller will have paid or made adequate provision for the payment of all federal and state income and any other taxes for which Seller is liable for pursuant to applicable law with respect to the transactions covered by this Agreement, including sales, transfer and similar types of taxes. All rights to (i) any and all refunds which relate to Seller's ownership, use, operation or possession of the Assets or the Business up to and including the Closing Date, and (ii) any other amounts received by Purchaser with regard to any federal, state or local taxes for the period up to and including the date of the Closing shall belong to Seller.

    Section 2.9     Legal Matters.  Except as set forth on Schedule 2.9, Seller
                    -------------                          ------------
is not a party to or, to Seller's best knowledge, threatened with, any suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation by which Seller, the Assets or the Business would be materially adversely affected. There are no judgments, orders, decrees or awards before any court, department, commission, board, instrumentality or arbitrator which affects the Assets, Seller or the Business.

    Section 2.10    Contracts, Leases, Agreements and Other Commitments.  Seller
                    ---------------------------------------------------
is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety agreement, or other commitment except for the following (collectively, the "Corporation Agreements"):

           (a)  the Management Agreements described on Schedule 2.3;
                                                       ------------

           (b)  the Leases described on Schedule 2.5;
                                        ------------

           (c) agreements involving a maximum possible liability or obligation on the part of Seller of less than $5,000 each and less than $15,000 in the aggregate; and

           (d)  the agreements listed on Schedule 2.10(d) attached hereto.
                                         ----------------

    True, correct and complete copies of all of the written Corporation Agreements, including all amendments thereto, and complete descriptions of all material oral Corporation Agreements, have been delivered to Purchaser. Except as shown on Schedule 2.10(d), Seller and all other parties to all of the
            ----------------
Corporation Agreements have materially performed all of the obligations required to be performed under the Corporation Agreements, and neither Seller nor any other party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default under such Corporation Agreements. The consummation of the transactions provided for in this Agreement will not result in an impairment or termination of any of Seller's rights under any Corporation Agreement and, except as set forth on Schedule 2.12, do not require
                                                  -------------
the consent of or notice to any party other than Seller. To the best of Seller's knowledge, none of the terms or provisions of any Corporation Agreement materially adversely affects the Assets or Business of Seller as currently operated by Seller. Schedule 2.10(d) also contains a listing of all material
                     ----------------
outstanding written and oral proposals, bids, offers, guaranties, advances or credit granted which, if accepted, could impose any debts, obligations or liabilities upon Purchaser after the Closing Date.

    Section 2.11    Employees and Employment Contracts.
                    ----------------------------------

           (a)  Employees.  Schedule 2.11(a) is a complete and accurate list as
                ---------   ----------------
of October 30, 1996 of all employees of the Business and their positions and salaries. Seller shall deliver at the Closing Schedule 2.11(a) revised to
                                               ----------------
reflect changes therein up to the date of the Closing.

           (b)  Union Representation; Compliance With Employment Law.  Seller is
                ----------------------------------------------------
not a party to any union agreement or collective bargaining agreement, or, except as set forth on Schedule 2.11(b), to any written or oral employment
                       ----------------
agreement with any of its employees, and is in compliance with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Seller is not aware of any union organizing activity involving its employees or the Business. There is no complaint filed or, to the best of Seller's knowledge, threatened to be filed against Seller before any federal, state or local governmental or quasi-governmental agency or authority alleging violation of law (federal, state or local) relating to employment practices or discrimination in employment.

            (c) Employee Benefit Plans. Except as set forth on Schedule 2.11(c),
                ----------------------                         ----------------
 no present or former employee of Seller shall be entitled to any retirement pay or retirement benefits of any kind. Seller does not now maintain or make contributions to and has not, at any time in the past, maintained or made contributions to (i) any employee benefit plan which is subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) any multi-employer plan subject to the terms of the Multi-Employer Pension Amendment Act of 1980.

    Section 2.12    Consents.  Except as set forth on Schedule 2.12, no notices,
                    --------                          -------------
consents, approvals, licenses, permits or waivers are required to execute and deliver this Agreement and to consummate the transactions provided for herein, including the transfer of the Assets to Purchaser hereby.

    Section 2.13    No Other Assets.  Except for the Excluded Assets, the Assets
                    ---------------
constitute all of the assets, property, rights and privileges which are used by Seller in the operation of the Business or are required for the operation of the Business.

    Section 2.14    Financial Statements.  Schedule 2.14 contains balance sheets
                    --------------------   -------------
of Seller at December 31, 1995 and September 30, 1996, and statements of earnings and cash flows of Seller for the fiscal year ended December 31, 1995 and the nine months ended September, 1996. Such statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and present fairly and accurately the financial position of Seller for the periods reported upon. The balance sheets at December 31, 1995 and September 30, 1996 and the statement of earnings and cash flows for the fiscal year ended December 31, 1995 and the nine-month period ended September 30, 1996 are sometimes herein called the "Financial Statements."

    Section 2.15    Suppliers; Conflicts of Interest.
                    --------------------------------

            (a)  Suppliers.  Schedule 2.15(a) is a list of suppliers which have
                 ---------   ----------------
provided materials or services to Seller as of September 30, 1996. Seller has not been notified of, nor to its knowledge, has there been any circumstance that would result in a termination or cancellation of any agreement between Seller and any of its suppliers, distributors or customers. Prior to the Closing Date, Seller shall cooperate with Purchaser in making or causing to be made such reasonable inquiries of and written introductions to customers and suppliers of the Business as Purchaser may reasonably deem necessary or advisable; provided, however, that Purchaser will not contact any such customer of Seller prior to Closing without the prior approval of Seller, such approval not to be unreasonably withheld.

            (b)  Conflicts of Interest.  Except as shown on Schedule 2.15(b), no
                 ---------------------                      ----------------
partner, stockholder, director, officer or employee of Seller or any relative or affiliate of any of the foregoing: (i) has any pecuniary interest in any supplier or customer of Seller or in any other business with which Seller conducts business or with which Seller is in competition; (ii) has any interest in any property or assets used by Seller, including the Assets; or (iii) has any contractual or other claim, express or implied, of any kind whatsoever against Seller in connection with the Business or Assets.

    Section 2.16    No Material Change.  Since September 30, 1996, there has
                    ------------------
been no material adverse change in the business, assets or financial condition of Seller and the Business, except as the same may be caused by transactions in the ordinary course of business which are not prohibited by this Agreement and which are described on Schedule 2.16.
                       -------------

    Section 2.17    Actions Since Balance Sheet Date.  Except as set forth on
                    --------------------------------
Schedule 2.17, since September 30, 1996, Seller:
-------------

            (a) has not taken any action outside of the ordinary course of business;

            (b) has not borrowed any money or become contingently liable for any obligation or liability of others;

            (c) has paid all of its debts and obligations as they became due;

            (d) has not incurred any debt, liability or obligation of any nature to any party except for obligations arising in the ordinary course of business; and

            (e) has used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals.

    Section 2.18    Permits and Licenses.  Seller holds all franchises,
                    --------------------
licenses, permits, consents, approvals, waivers and other authorizations (collectively, the "Permits") which are necessary for the operation of its Business, including, without limitation, all Permits issued by federal, state or local governments and governmental agencies. Seller is not in default, nor has Seller received any notice of any claim of default, with respect to any of the Permits or of any notice of any other claim or proceeding or threatened proceeding relating to any of the Permits. All of the Permits are in full force and effect. The transactions provided for in this Agreement will not result in the cancellation or termination of any of the Permits, and no consent from or notice to any federal, state or local government or governmental agency is required to transfer any Permit, to the extent transferable, to Purchaser.

    Section 2.19    Compliance with Laws.  Except with respect to Seller's use
                    --------------------
of the name "Records Storage Services" pursuant to the license agreement as described in Section 2.7, as to which no representation is made under this
Section 2.19, Seller is in compliance with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the operations of the Business, or the use of its Assets or any of its Premises. Seller has not received any notice, not previously complied with, from any federal, state or municipal authority or any insurance or inspection body, that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body.

    Section 2.20  Environmental Matters.  Except as set forth on Schedule 2.20,
                  ---------------------                          -------------
Hazardous Substances (hereinafter defined) have not been used by Seller at any of the facilities owned or used by Seller, including the Premises (collectively, "Seller's Facilities") during Seller's occupancy thereof and Seller has no actual knowledge of such use by another person or entity during or prior to Seller's occupancy thereof in any manner which: (i) violates federal, state or local laws, ordinances or regulations governing the use, storage, treatment, disposal of any element, compound, mixture, solution or substance, defined as a hazardous substance in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. ("CERCLA"), or other applicable
                                       -- ---
federal, state or local law, ordinance or regulation, including, without limitation, any applicable federal, state or local laws governing hazardous or toxic waste, substance, oil or material (collectively, "Hazardous Substances");
(ii) requires "removal" or "remediation" as those terms are defined in CERCLA; or (iii) if found on any of Seller's Facilities, or, if improperly disposed of off of any of Seller's Facilities would subject the owner or occupant of such facility to damages, penalties, liability or an obligation to perform any work, clean-up, removal, remediation, repair, construction, alteration, demolition, renovation or installation in or in connection with such facility in order to comply with any federal, state or local law, regulation, ordinance or order concerning the environmental state, condition or quality of such facility applicable to owners, operators or developers of real property ("Environmental Cleanup Work"). Except as set forth on Schedule 2.20, Seller is in compliance
                                        --------------
in all material respects with all applicable federal, state and local environmental laws and regulations, including, but not limited to, the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act,
                             -- ---
as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251, et seq.; the
                                                                   -- ---
Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; CERCLA,
                                                                -- ---
as amended by the Superfund Amendments and Reauthorization Act ("SARA"); the Hazard Communication Standard, 29 CFR Section 1910.1200; and the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq. No notice from any
                                                -- ---
governmental body has ever been served upon Seller, and Seller has no actual knowledge of any notice served upon any occupant, owner or prior owner of any of Seller's Facilities claiming any violation of any of the aforesaid environmental laws on or in connection with any of Seller's Facilities or with respect to the Business, or requiring or calling attention to the need for any Environmental Cleanup Work, on or in connection with any of Seller's Facilities in order to comply with any of the aforesaid environmental laws. Neither Seller, its agents or employees, nor, to the actual knowledge of Seller or the Principals, any occupant, owner or prior owner or occupant of any of Seller's Facilities has ever been informed of any threatened or proposed serving of any such violation or corrective work order on or in connection with any of Seller's Facilities or with respect to the Business.

    Section 2.21    Collection of Receivables.  Seller bills and collects all of
                    -------------------------
its own accounts receivables and all of Seller's customers are directed to send payment directly to Seller at Seller's principal address. No person or entity other than Seller has sent out any invoices for Seller's services (either in advance or arrears) to any of Seller's customers or is attempting to collect any accounts receivable for or on behalf of Seller, and no outstanding invoice of Seller directs the payor of such invoice to remit payment to a person or entity other than Seller or to an address other than that of Seller's principal offices.

    Section 2.22    Statements and Other Documents Not Misleading.  Neither this
                    ---------------------------------------------
Agreement, including all Exhibits and Schedules, nor any other financial statements, or other documents or instruments (excluding documents not prepared or executed by Seller or its employees), delivered by Seller to Purchaser in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading.

    Section 2.23    Survival of Representations and Warranties.  The
                    ------------------------------------------
representations, warranties and agreements of Seller set forth in this Agreement or in any Exhibit or Schedule attached hereto are made as of the date of this Agreement and shall be true, correct, complete and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date. The representations and warranties of Seller set forth in this Agreement or in any Exhibit or Schedule attached hereto shall survive the Closing Date and shall terminate on the second anniversary of the Closing Date; provided, however, that the representations and warranties of Seller pertaining to tax matters and brokers shall survive the Closing Date and shall terminate on the later to occur of (a) the second anniversary of the Closing Date and (b) the date upon which the applicable statute of limitations expires.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

    Purchaser hereby represents and warrants to Seller that:

    Section 3.1     Corporate Status.  Purchaser is a corporation duly
                    ----------------
organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to own its properties and to carry on the business presently conducted by it.

    Section 3.2     Corporate Authority.  The Board of Directors of Purchaser
                    -------------------
has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate action is required in connection herewith. This Agreement constitutes a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.

    Section 3.3     Survival of Representations and Warranties.  The
                    ------------------------------------------
representations, warranties and agreements of Purchaser as set forth in this Agreement or in any Exhibit attached hereto are made as of the date of this Agreement and shall be true, correct and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date. The representations and warranties of Purchaser set forth in this Agreement shall survive the Closing Date and shall terminate on the third anniversary of the Closing Date.

    Section 3.4     Statements and Other Documents Not Misleading.  Neither this
                    ---------------------------------------------
Agreement, including all Exhibits and Schedules, nor any other documents or instruments

(excluding documents not prepared or executed by Purchaser or its employees) delivered by Purchaser to Seller in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading.


                                   ARTICLE IV

                      CONDUCT OF BUSINESS PENDING CLOSING
                      -----------------------------------

    Section 4.1     Conduct of Business Pending Closing.  Seller agrees that
                    -----------------------------------
between the date hereof and the Closing Date, Seller shall:

            (a) not take any action or omit to take any action which would cause any of the representations and warranties of Seller contained in this Agreement or in any Schedule to become untrue;

            (b) conduct its business in a good and diligent manner in the ordinary and usual course of its business;

            (c) other than in the ordinary course of its business, not enter into any contract, agreement, commitment or other arrangement with any party, and not amend, modify or terminate any Corporation Agreement, without the prior written consent of Purchaser;

            (d) use its best efforts to preserve its business organization intact, to keep available the service of its employees and to preserve its relationships with customers, suppliers and others with whom it deals;

            (e) not reveal to any party, other than Purchaser or its authorized representatives ("Agents"), any of the business procedures and practices followed by it in the conduct of the Business;

            (f) maintain in full force and effect all insurance currently maintained by Seller;

            (g) keep the premises occupied by it and (except to the extent of any Personal Property not material to the operation of the Business that is not in good operating repair on the date hereof to the extent permitted by Section
2.6 hereof) all of its equipment and tangible personal property in good operating repair and perform all necessary repairs and maintenance;

            (h) comply with all provisions of any Corporation Agreement applicable to it as well as with all applicable laws, rules and regulations;

            (i) except in the ordinary course of business, not dispose of any Assets or terminate any Lease or Management Agreement; and

            (j) not engage in any transaction with respect to the Business which involves the expenditure or commitment of more than $15,000 without the prior consent of the Purchaser.


                                   ARTICLE V

                        FURTHER COVENANTS AND AGREEMENTS
                        --------------------------------

    Section 5.1     Access to Information.  Seller shall give to Purchaser and
                    ---------------------
its Agents access to all of the properties and Assets of Seller and all of Seller's documents, books and records relating to its current and past operations and to the Business, and shall permit Purchaser and its Agents to make copies thereof, and Seller shall permit Purchaser to interview Seller's employees during reasonable business hours and upon reasonable prior notice.

    Section 5.2     Non-Competition.  To induce Purchaser to enter into this
                    ---------------
Agreement and purchase the Assets, Seller and Principals (by execution of this Agreement) agree as an independent covenant that for a period of four years following the Closing Date, neither Seller, Principals, nor any entity owned, controlling or controlled, directly or indirectly, by them or any of them, (a) shall engage in any business operation substantially similar to the Business as the same is conducted on the Closing Date, either as an owner, consultant, manager, associate, employee, partner, agent, principal or otherwise, within 250 miles of any location at which Seller conducts any portion of the Business as of the Closing Date or (b) shall solicit, induce, encourage or attempt to influence any client, customer, employee, consultant, independent contractor or supplier of Seller to cease to do business (or reduce the amount of business) or terminate his or her employment with Seller prior to Closing or with Purchaser or its affiliates after Closing. Seller and Principals acknowledge that the restrictions contained in this Section 5.2 are reasonable and necessary to protect the legitimate interests of Purchaser, and that any violation of this
Section 5.2 will result in irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser, and, therefore, Purchaser shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Purchaser may be entitled. If any portion of the covenants or agreements contained in this Section 5.2 or the application thereof is held to be invalid or unenforceable, then the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

    Section 5.3     Cooperation.
                    -----------

            (a)     General.  Purchaser and Seller agree to execute and deliver
                    -------
all other instruments and take all such other actions as either party may reasonably request from time to time, before or after Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to Purchaser the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement. Without limiting anything herein to the contrary, Seller shall make available to Purchaser, solely for the purposes of permitting Purchaser to respond to inquiries regarding the Assets, the activities of the Business and the employees of Seller not employed by Purchaser, representatives of Seller's electronic data processing, personnel and quality assurance functions.

            (b)     Access to Information. Purchaser agrees that following
                    ---------------------
Closing it shall provide to Seller (on a confidential basis) information relating to the Assets and/or the Business which Seller reasonably requires to finalize its billing for all periods prior to the Effective Date and prepare
Schedule 1.1(a)(viii) pertaining to the Receivables, prepare any tax returns,
---------------------
information returns or reports required to be filed by Seller with governmental agencies or with respect to the administration of any Excluded Assets or Unassumed Debts and Liabilities, or that relate to the uncollected Arrears Receivables repurchased by Seller pursuant to Section 5.8. Such information shall be provided in the form in which such information has customarily been maintained by Seller. Seller shall similarly provide to Purchaser (on a confidential basis) information relating to the Assets or the Business which Purchaser reasonably requires, including access to any books or records of Seller retained by the Seller.

            (c)     Compliance with Securities Laws. In addition to the
                    -------------------------------
foregoing, upon the request of Purchaser, either before or after the Closing, Seller shall provide Purchaser or Purchaser's agents (on a confidential basis) access to Seller's books and records for the purpose of enabling Purchaser (or its agents) to audit such books and records and prepare audited financial statements of Seller which Purchaser determines it requires in connection with any federal or state securities laws applicable or which become applicable to Purchaser. Any such audit shall be at Purchaser's expense. If Seller, at any time within three years after the Closing Date, desires to discard or destroy any of its financial books and records, Seller shall first notify Purchaser of such intent, and if Purchaser requests within 30 days of receipt of such notice, afford Purchaser the opportunity to pick up, at Purchaser's expense, such books and records.

            (d)     Sales Tax. Purchaser covenants and agrees to pay any sales
                    ---------
tax that only Purchaser shall be liable by law in respect of its purchase of the Assets hereunder in such manner as it prescribed by law, provided, however, that if Purchaser's obligation hereunder pertains to sales taxes on items other than the tangible personal property of Seller located in Colorado, Purchaser shall have the right, to restructure the transaction as a stock sale, merger or other similar structure, upon the same substantive terms and conditions as set forth herein, and Seller and Principals hereby agree that under such circumstances they will take such steps as is reasonably necessary to effecuate such restructuring.

            (e)     Records Storage Services License. M. Richard Kay and Michael
                    --------------------------------
T. Boyers covenant and agree to take such steps as are necessary for Records Storage Services, Inc. to retain its name and retain the License Agreement for such name, the rights to which they hereby acknowledge will be assigned from Seller to Purchaser at the Closing, for a period of three years from the Closing Date.

    Section 5.4     Bulk Sales Laws.  Seller and Principals acknowledge that any
                    ---------------
applicable provisions of any tax clearance or bulk sales laws pertaining to the transactions contemplated by this Agreement are not being complied with and that Seller and Principals, jointly and severally, agree to indemnify and hold harmless Purchaser from and against any and all liability, cost or expense (including court costs and attorney fees) arising out of or relating to any such tax clearance or bulk sales law.

    Section 5.5     Employment of Employees.  Purchaser currently expects to
                    -----------------------
employ, at its option, certain of the employees of Seller. Seller agrees to take no action without the prior written consent of Purchaser which would interfere with such employment by Purchaser, and shall take all action required by law or otherwise to cause the valid termination of employment at the Closing Date of such employees by Seller who are to be employed by Purchaser following the Closing Date. Seller and Principals further agree that Purchaser shall not assume any responsibility for, and Seller and Principals, jointly and severally, shall indemnify Purchaser from and against, any liability arising from any termination of employment of those employees of Seller whom Purchaser does not employ after the Closing Date, or as to whom Purchaser gives Seller notice that Purchaser will not continue their employment, such notice to be given on or prior to the Closing Date. Seller and Principals further agree that Purchaser shall not be liable for, and Seller and Principals, jointly and severally, shall indemnify Purchaser from and against, any liability in respect of any employees of Seller for any acts or omissions relating to the employment of such employees or to the business of Seller arising on or prior to the Closing Date, regardless of whether the employees of Seller are subsequently employed by Purchaser. Nothing in this Agreement is intended to confer upon any employee of Seller any rights or remedies, including, without limitation, any rights of employment of any nature or kind whatsoever.

    Section 5.6     Employee Benefit Plans.  Seller shall remain responsible
                    ----------------------
for, and shall indemnify Purchaser from and against any liability in respect of, any bonus, deferred compensation, profit sharing, pension, retirement, severance pay, stock option, employee stock purchase or any other similar plan, arrangement or program ("Employee Benefit Plans") established by Seller for the benefit of its employees. Notwithstanding any provision contained in this Agreement to the contrary, Purchaser shall not assume or be responsible in any manner for any liabilities or obligations arising under or as a result of any Employee Benefit Plan sponsored by Seller or in which Seller or its employees participate.

    Section 5.7     Change of Name.  Seller hereby covenants that as promptly as
                    --------------
practicable following the Closing Date, Seller shall cause to be prepared and filed with the appropriate agency such documents as are required to change Seller's name to a name which is different from, and not confusingly similar to, the trade names and trademarks comprising a portion of the Assets being purchased hereunder.

    Section 5.8     Repurchase of Uncollected Services Receivables.
                    ----------------------------------------------

            (a) Subject to the provisions of Section 5.8(b), Seller hereby covenants and agrees to repurchase from Purchaser all Arrears Receivables which remain uncollected by Purchaser 90 days after the Closing Date which purchase shall be evidenced by an Assignment substantially in the form set forth in

Exhibit B.  Seller shall repurchase such uncollected Arrears Receivables at
---------
their face value amount, and make payment to Purchaser therefor within one week after receipt of Purchaser's written request for such payment, which request shall include a list of all such uncollected Arrears Receivables.

            (b) Purchaser hereby covenants and agrees to use reasonable efforts to collect the Arrears Receivables in the ordinary course; however Purchaser shall have no obligation to employ any third party collection agent or threaten or institute any legal proceeding in respect of any uncollected Arrears Receivable. Receivables collected by Purchaser shall be applied to the invoices designated by the customer, otherwise to such customer's Receivables on a "first-in, first-out" basis.


                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER
                     --------------------------------------

    The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive:

    Section 6.1     No Material Adverse Change.  During the period from the date
                    --------------------------
hereof to the Closing Date there shall not have been any material adverse change in the business, Assets, results of operations, financial condition or prospects of the Business.

    Section 6.2     Representations and Warranties.  Each of the representations
                    ------------------------------
and warranties of Seller set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

    Section 6.3     Performance of Agreements.  Seller shall have performed and
                    -------------------------
complied with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

    Section 6.4     Opinion of Counsel.  Purchaser shall have received an
                    ------------------
opinion from Seller's counsel, dated as of the Closing Date, in form and content reasonably acceptable to Purchaser.

    Section 6.5     No Actions, Etc.  No action, suit, proceeding or
                    ----------------
investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the Assets or to operate the Business.

    Section 6.6     Lenders' Approval.  Purchaser shall have obtained from the
                    -----------------
banking and other institutions their written consent and approval to the transactions subject of this Agreement.

    Section 6.7     Consents; Lease Estoppels; Subordination and Non-Disturbance
                    ------------------------------------------------------------
Agreements.  All consents of all third parties required to consummate the
----------
transactions provided for in this Agreement shall have been obtained, and Purchaser shall have received estoppel certificates executed by the landlords and subordination and non-disturbance agreements executed by the mortgagees, if any, of all real property leased by Seller in forms reasonably acceptable to Purchaser.

    Section 6.8     Environmental Audit.  Purchaser shall have received a report
                    -------------------
in the form of a Phase I Environmental Audit or Assessment (the "Environmental Audit") respecting each parcel of Seller's Facilities, and performed by a firm acceptable to Purchaser, the results of which shall be acceptable in all respects to Purchaser. The Environmental Audit shall be paid for by Seller.

    Section 6.9     Restriction on Use of Assigned Names.  Seller shall have
                    ------------------------------------
delivered to Purchaser from the Assigned Name Operators' their agreement in form and substance satisfactory to Purchaser and which shall be enforceable by Purchaser, giving Purchaser the exclusive right to restrict, limit, prohibit or otherwise control, for a period of three years from the Closing Date, the use of the Assigned Names by the Assigned Name Operators, any of them, or any of their successors, assigns, licensees, heirs, personal representatives or affiliates, for or in connection with any business operated by any of them that is the same as the Business as conducted by the Seller on the Closing Date. Purchaser acknowledges that such agreement with the Assigned Name Operators will not restrict, limit or prohibit the right or ability of the Assigned Name Operators to use the Assigned Names in connection with any business that is not the same as the Business as such Business is conducted by Seller on the Closing Date, including but not necessarily limited to, the retail sale of (i) filing and records management systems products, (ii) optical imaging systems and related products, and (iii) furniture and furniture systems.

    Section 6.10    Colorado Premises Lease.  Purchaser shall have entered into
                    -----------------------
a lease agreement with respect to the premises at 3930, 3940, 3970 and 3970-A Holly Street and the contiguous property at 5625, 5675 and 5725 East 39th Avenue, Denver, Colorado 80207 which shall be for a period of ten years from and after the Closing at a rental equal to the annual rent currently being paid for such facility by Seller for the first five years of such lease and an annual rental equal to the greater of (i) the fair market rental value of the property (but not to exceed 110% of the initial annual rent), or (ii) the initial annual rental for the second five years of the lease, and shall contain an option for Purchaser to terminate at the end of such 10 year term, renew for an additional 10 year period or purchase the property, and shall contain such other terms and conditions reasonably satisfactory to Purchaser (the "Denver Lease").

    Section 6.11    Computerized Records Management System.  Seller shall have
                    --------------------------------------
obtained for Purchaser the right, in form and substance reasonably satisfactory to Purchaser, to utilize the computerized records management and billing system currently utilized by

Seller to manage the Business for a period of up to six months (at Purchaser's discretion) at the same monthly fee currently being paid by Seller.

    Section 6.12    Delivery of Schedules.  The parties have executed this
                    ---------------------
Agreement without all of the Schedules having been delivered to Purchaser. Seller shall have delivered to Purchaser all Schedules required under Article 2 of this Agreement within ten business days after the date hereof, and all such Schedules shall be in form and content acceptable to Purchaser. The Schedules shall include all documents required to be attached thereto.

    Section 6.13    Due Diligence.  The parties have executed this Agreement
                    -------------
without Purchaser having completed his due diligence investigation of Seller. Purchaser shall have completed its due diligence investigation relating to Seller, its current and past operations and the Business and the results of such investigation shall be satisfactory to Purchaser in its sole discretion.

    Section 6.14    Deliveries.  All documents required to be delivered by
                    ----------
Seller at or prior to Closing shall have been delivered to Purchaser at Closing.


                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

    The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Seller may waive:

    Section 7.1     Representations and Warranties.  Each of the representations
                    ------------------------------
and warranties of Purchaser set forth in this Agreement and any Exhibit hereto shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

    Section 7.2     Performance of Agreements.  Purchaser shall have performed
                    -------------------------
and complied with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

    Section 7.3     Opinion of Counsel.  Seller shall have received an opinion
                    ------------------
from Purchaser's counsel, dated as of the Closing Date, in form and content reasonably acceptable to Seller.

    Section 7.4     No Actions, Etc.  No action, suit, proceeding or
                    ----------------
investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own, after the Closing, the Assets or operate the Business.

    Section 7.5     Deliveries.  All documents required to be delivered by
                    ----------
Purchaser at or prior to Closing shall have been delivered to Seller at Closing.

                                  ARTICLE VIII

                                    CLOSING
                                    -------

    Section 8.1     Seller's Deliveries.  At the Closing, Seller shall deliver
                    -------------------
to Purchaser:

            (a) in a form satisfactory to Purchaser's counsel or as set forth in this Agreement, such bills of sale, assignment and assumption agreement, certificates of title for vehicles, endorsements of transfer, conveyances, assignments and subleases and other documents and agreements as shall vest in Purchaser title to the Assets in accordance with the terms hereof;

            (b) a certificate signed by a duly authorized officer of Seller, dated the Closing Date, confirming: (i) the truth and correctness of all of the representations and warranties of Seller contained in this Agreement as of the Closing Date and as of all times between the date hereof and the Closing Date;
(ii) that all agreements and covenants of Seller required to have been complied with have been complied with; and (iii) that all necessary approval by Seller and its partners have been taken to authorize the consummation of the transactions contemplated by the Agreement;

            (c) certificates signed by each of the Principals dated the Closing Date, confirming: (i) the truth and correctness of all of the representations and warranties of Principals contained in this Agreement as of the Closing Date and as of all times between the date hereof and the Closing Date; (ii) that all agreements and covenants of Principal required to have been complied with have been complied with; and (iii) that all necessary approvals by Principals have been taken to authorize the consummation of the transactions contemplated by the Agreement; and

            (d) the original copy of each written Corporation Agreement in the possession of Seller;

            (e) a "good standing" certificate for Seller issued by the State of Colorado;

            (f) keys to all premises and to all automobiles and vehicles included in the Assets;

            (g) electronic and/or paper copies of all client and inventory records of Seller;

            (h) the opinion of Seller's counsel to which reference is made in Section 6.4 hereof;

            (i) executed lease estoppels and subordination and non-disturbance agreements to which reference is made in Section 6.7 hereof;

            (j) the agreement or agreements regarding the Assigned Names to which reference is made in Section 6.9 hereof; and

            (k) such other documents or instruments as Purchaser shall reasonably request to further evidence consummation of the transactions contemplated by this Agreement.

    Section 8.2     Purchaser's Deliveries.  At the Closing, Purchaser shall
                    ----------------------
deliver or cause to be delivered to Seller:

             (a)    the Purchase Price in the form and manner provided for in
Section 1.2 hereof; and

             (b) a certificate signed by a duly authorized officer of Purchaser, dated the Closing Date, confirming: (i) the truth and correctness of all of the representations and warranties of Purchaser contained in this Agreement as of the Closing Date and as of all times between the date hereof and the Closing Date; (ii) that all agreements and covenants of Purchaser required to have been complied with have been complied with; (iii) that Purchaser has obtained the consent and approval of its lenders to the transactions contemplated by this Agreement; and (iv) that all necessary corporate action by the Board of Directors of Purchaser has been taken to authorize the consummation of the transactions contemplated by the Agreement.

            (c) The opinion of Purchaser's counsel to which reference is made in Section 7.3 hereof.

    Section 8.3     Prorations.  All taxes, assessments, utilities, and other
                    ----------
similar expenses on or relating to the Assets shall be prorated between the parties hereto as of 12:01 a.m. on the Effective Date, and in the event any such taxes or other expenses are not then ascertainable, such proration shall be made on the basis of the most recently ascertainable estimates of such taxes or other expenses. All rentals, advances, periodic payments and other amounts paid or to be paid by Seller under the Corporation Agreements shall be prorated between Seller and Purchaser as of 12:01 a.m. on the Effective Date, and Purchaser shall reimburse Seller for deposits made by Seller in respect of the Assumed Liabilities. Amounts due each party hereto as a result of the application of this Section 8.3 shall be offset against each other and the resulting balance shall be promptly paid by one party to the other.

    Section 8.4     Parties to Bear Own Expenses.  Whether or not the
                    ----------------------------
transactions contemplated by this Agreement are consummated and except as otherwise provided for herein, Purchaser and Seller shall each bear their respective expenses relating to or arising out of this Agreement, including, but not limited to, fees for attorneys, accountants and other advisors.

                                 ARTICLE IX

                                INDEMNIFICATION
                                ---------------

    Section 9.1     Indemnifications.
                    ----------------

            (a)     Indemnification by the Seller and Principals.  Seller and
                    --------------------------------------------
Principals hereby jointly and severally agree to indemnify, defend and hold harmless Purchaser and its directors, officers, agents and employees from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, to which any of them may become subject as the result of:

                    (i) any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Seller or Principals contained in this Agreement (including, without limitation, Seller's obligation to repurchase any Arrears Receivables pursuant to Section 5.8);

                    (ii) any and all loss or damage resulting from any error contained in any statement, report, certificate or other document or instrument delivered to Purchaser pursuant to this Agreement or contained in any Exhibits or Schedules;

                    (iii) any and all loss or damage resulting to Purchaser by reason of any claim, debt, liability or obligation not expressly assumed by Purchaser hereunder, including without limitation, the Unassumed Debts and Liabilities, in each case arising from the Business or the ownership, use or operation of the Assets on or prior to the Closing Date; and

                    (iv) any and all acts, suits, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to any of the foregoing.

             (b)    Indemnification by Purchaser.  Purchaser hereby agrees to
                    ----------------------------
indemnify, defend and hold harmless the Principals, Seller and its officers, agents and employees, from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, which any of them may become subject to as the result of:

                    (i) any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Purchaser contained in this Agreement;

                    (ii) any and all loss or damage resulting from any error contained in any statement, report, certificate or other document or instrument delivered by Purchaser to Seller pursuant to this Agreement or contained in any Exhibits or Schedules;

                    (iii) any and all loss or damage resulting to Seller by reason of any claim, debt, liability or obligation expressly assumed by Purchaser hereunder, including, without limitation, the Assumed Liabilities; and

                    (iv) any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

            (c)     Procedures for Establishment of Indemnification.
                    -----------------------------------------------

                    (i) In the event that any claim shall be asserted by any party which, if sustained, would result in a right of a party to indemnification hereunder (a "Loss"), the person entitled to indemnification hereunder (the "Indemnitee"), within a reasonable time after learning of such claim, shall notify the person obligated to provide indemnification hereunder with respect to such claim (the "Indemnitor"), and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel reasonably acceptable to the Indemnitee, provided that the Indemnitor proceeds in good faith, expeditiously and diligently. No determination shall be made pursuant to subparagraph (ii) below while such defense is still being made until the earlier of (A) the resolution of said claim by the Indemnitor with the claimant, or (B) the termination of the defense by the Indemnitor against such claim or the failure of the Indemnitor to prosecute such defense in good faith in an expeditious and diligent manner. The Indemnitee shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. The Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Loss may be made by the Indemnitor without the prior written consent of the Indemnitee unless (A) prior to such settlement or compromise the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (B) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the Indemnitor will in fact pay such amount and expenses.

                    (ii) In the event that an Indemnitee asserts the existence of any Loss, the Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Loss asserted. If the Indemnitor, within a period of 30 days after the giving of the Indemnitee's notice, shall not give written notice to the Indemnitee announcing its intention to contest such assertion of the Indemnitee (such notice by the Indemnitor being hereinafter called the "contest notice"), such assertion of the Indemnitee shall be deemed accepted and the amount of the Loss shall be deemed established. In the event, however, that a contest notice is given to the Indemnitee within said 30-day period, then the contested assertion of a Loss shall be settled by arbitration in accordance with the rules of the American Arbitration Association then obtaining. The determination of the arbitrator(s) shall be delivered in writing to the Indemnitor and the Indemnitee and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Loss, if any, determined to exist, shall be deemed established. Notwithstanding anything herein contained to the contrary, each party shall pay its own attorney's fees, costs and expenses incident to any arbitration proceeding brought under this subparagraph 9(c)(ii ).

                    (iii) The Indemnitee and the Indemnitor may agree in writing, at any time, as to the existence and amount of a Loss, and, upon the execution of such agreement, such Loss shall be deemed established.

                    (iv) Payments of any Loss shall be paid to the person entitled thereto within ten business days following the establishment of the Loss.

            (d)     Indemnification Threshold. Notwithstanding the foregoing,
                    -------------------------
Seller and Principals, on the one hand, and Purchaser, on the other, each shall be liable only for Losses of the other in excess of Losses aggregating $25,000, except that this provision shall not be applicable to any claims for indemnification with respect to (i) Seller's obligation to repurchase any Arrears Receivables pursuant to Section 5.8 or (ii) Section 10.2 of this Agreement.

            (e)     Indemnification Limitation. The indemnification obligation
                    --------------------------
of Principals and Seller, as limited by Section 9.1(d), shall be limited further to an aggregate dollar limit for all Losses equal to the total principal and interest of the Holdback Note; provided however, that any claim for indemnification with respect to (i) Seller's obligation to repurchase any Arrears Receivables pursuant to Section 5.8 or (ii) Section 10.2 of this Agreement shall not deemed to be or counted as a Loss for the purpose of determining whether Purchaser's Losses equal or exceed the dollar limit provided for in this Section 9.1(e).

    Section 9.2     Right of Offset.  In addition to any other remedy available
                    ---------------
to Purchaser hereunder or under any law or otherwise for any Loss in respect of
(i) Seller's obligation to repurchase any Arrears Receivables pursuant to
Section 5.8 or (ii) Section 10.2 of this Agreement, subject to the limitations set forth in Section 9.1(d) and 9.1(e), Purchaser may set off against the principal payable by Purchaser under the Holdback Note the amount of all Losses which have been established or agreed upon to pursuant to Section 9.1(c) ("Established Losses"), and pay interest only on the principal amount not so set off. If, on the date on which payment under the Holdback Note is due (the second anniversary date of the Closing Date), there are Losses claimed by Purchaser have not yet been established or agreed upon ("Pending Losses"), then Purchaser in addition to having the right to set off Established Losses, may withhold the repayment of an amount of the principal of the Holdback Note sufficient to cover the full amount of such Pending Losses until such time as they become Established Losses. At such time as all Pending Losses become Established Losses or are otherwise resolved, Purchaser shall pay to Seller the remaining principal, if any, net of the set off for such Established Losses, plus interest accrued thereon through the original maturity date of the Holdback Note. The exercise of the rights of set off as described herein shall not constitute a default under the Holdback Note.


                                   ARTICLE X

                                    GENERAL
                                    -------

    Section 10.1    Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; or by an overnight express courier service that provides written confirmation of delivery, addressed as follows:

    If to Seller
    and Principals:   M. Richard Kay
                      6125 E. 6th Avenue
                      Denver, Colorado 80220

                            and

                      Michael T. Boyers
                      1725 Sunset Boulevard
                      Boulder, Colorado 80301

    With a copy to:   Sherri D. Way, Esquire
                      Krendl Horowitz & Krendl
                      370 17th Street, Suite 5350
                      Denver, Colorado 80202
                      Fax: 303-629-2400

    If to Purchaser:  J. Peter Pierce, President
                      Pierce Leahy - Corporate Center

                      631 Park Avenue
                      King of Prussia, Pennsylvania   19406
                      Fax:  610-992-8394

    With a copy to:   Richard J. Busis, Esquire
                      Cozen and O'Connor
                      1900 Market Street
                      Philadelphia, PA 19103
                      Fax:  215-665-2013

    Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein. Any notice so given, shall be deemed to be delivered on the second (2nd) business day after the same is deposited in the United States Mail, or on the next business day if sent by overnight courier.

    Section 10.2    Broker's Commission.  Each party agrees to indemnify and
                    -------------------
hold harmless the other party from and against any and all liability, loss, damage, cost or expense (including court costs and attorney fees) arising out of or relating to any claim that such party entered into any brokerage agreement or similar arrangement, whether oral or written. Notwithstanding the generality of the foregoing, Seller and Principals acknowledge that UniRock Management Corporation ("UniRock") has been involved in this transaction exclusively on their behalf and that they are fully responsible for any and all compensation that may be due UniRock in connection with this transaction, and they shall jointly and severally indemnify Purchaser with respect to any claim by UniRock.

    Section 10.3    Headings.  The descriptive article, section and paragraph
                    --------
headings set forth herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of the within Agreement.

    Section 10.4    Entire Agreement.  This Agreement, together with Exhibits
                    ----------------
and Schedules attached hereto, constitutes the entire agreement between the parties pertaining to this subject matter and supersedes all prior or contemporaneous agreements and understandings of the parties relating to the same. This Agreement may be amended only in writing signed by both parties.

    Section 10.5    Severability.  If any term or provision of this Agreement or
                    ------------
any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

    Section 10.6    Counterpart Execution, Facsimile Signatures.  This Agreement
                    -------------------------------------------
may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed copies of this Agreement or counterparts containing facsimile copy signatures shall be deemed to be originally executed signatures.

    Section 10.7    Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of Pennsylvania without reference to choice of law principles thereof.

    Section 10.8    Waiver.  Any of the terms or conditions of this Agreement
                    ------
may be waived at any time by the party entitled to the benefit thereof, but only by written notice signed by the party waiving such terms or conditions.

    Section 10.9    Further Assurances.  Both parties will take such reasonable
                    ------------------
steps as are necessary to consummate the transactions contemplated herein.

    Section 10.10   Assignability; Binding Effect.  This Agreement may not be
                    -----------------------------
assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, and their successors and permitted assigns.

    Section 10.11   Knowledge of Sellers and Principals.  For purposes of this
                    -----------------------------------
Agreement, the phrase "to the best of Seller's knowledge" or the like shall refer to the knowledge of Seller's director and/or officers, or of any or all of the Principals, whether in their capacity as officer, director or shareholder of Seller, or otherwise.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                      INTRUST, INC.
                                      a Colorado corporation, Seller


                                      By:    /s/ M. Richard Kay
                                         ------------------------------------
                                         M. RICHARD KAY, President


                                         /s/ M. Richard Kay
                                      ---------------------------------------
                                      M. RICHARD KAY, Principal


                                         /s/ Michael T. Boyers
                                      ---------------------------------------
                                      MICHAEL T. BOYERS, Principal


                                         /s/ Diane F. Boyers
                                      ---------------------------------------
                                      DIANE F. BOYERS, Principal

                                      PIERCE LEAHY CORP.,
                                      a New York corporation, Purchaser


                                      By:    /s/ J. Peter Pierce
                                         ------------------------------------
                                      Title:  President